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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 11, 2003
Protection One, Inc. (Exact Name of Registrant as Specified in Charter)	Protection One Alarm Monitoring, Inc. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	Delaware (State or Other Jurisdiction of Incorporation)
1-12181-01 (Commission File Number)	1-12181 (Commission File Number)
93-1063818 (I.R.S. Employer Identification No.)	93-1065479 (I.R.S. Employer Identification No.)
818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)	818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)
(785) 575-1707 (Registrant's Telephone Number, Including Area Code)	(785) 575-1707 (Registrant's Telephone Number, Including Area Code)

Protection One, Inc.

Item 5.    Other Events

        On February 11, 2003, the Company entered into a Limited Stipulation and Agreement (the "Agreement") with the staff of the Kansas Corporation Commission (the "KCC"), Westar Energy, Inc., Westar Industries, Inc., the Citizens' Utility Ratepayer Board, MBIA Insurance Corporation and the Kansas Industrial Consumers (each of which is a party to or intervenor in KCC Docket No. 01-WSRE-949-GIE), whereby the parties agreed that on or before February 14, 2003, Westar Energy, Inc. shall repurchase from the Company, at market prices, all of the common and preferred stock of Westar Energy, Inc. owned by the Company.

        In addition, the parties to the Agreement filed with the KCC a Joint Motion for Expedited Approval of Limited Stipulation and Agreement (the "Joint Motion"), requesting that the KCC approve the Agreement on an expedited basis.

        Copies of the Agreement and the Joint Motion are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 7.    Financial Statements and Exhibits

  (c)
  Exhibits

    Exhibit 99.1—Limited Stipulation and Agreement, dated February 11, 2003

    Exhibit 99.2—Joint Motion for Expedited Approval of Limited Stipulation and Agreement, dated February 11, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protection One, Inc.
Date: February 12, 2003	By:	/s/ DARIUS G. NEVIN Darius G. Nevin Executive Vice President and Chief Financial Officer
Protection One Alarm Monitoring, Inc.
Date: February 12, 2003	By:	/s/ DARIUS G. NEVIN Darius G. Nevin Executive Vice President and Chief Financial Officer

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Protection One, Inc.
  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURE